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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                Filed pursuant to Section 12, 13, or 15(d) of the
                         Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported): March 10, 1999




                                 IMAGEMAX, INC.
                                 --------------
                 (Exact name of issuer as specified in charter)





       PENNSYLVANIA                      000-23077             23-2865585
(State or Other Jurisdiction             Commission          (I.R.S. Employer
   of Incorporation or                   file number          Identification
      Organization)                                              Number)


           1100 East Hector Street, Suite 396, Conshohocken, PA 19428
                    (Address of principal executive offices)


                                 (610) 832-2111
              (Registrant's telephone number, including area code)

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Item 5. Other Events
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     On March 12, 1999, ImageMax Inc. and Pierce Leahy Corp. announced that they signed a letter of intent to form a strategic partnership. Under the strategic partnership arrangement, Pierce Leahy will purchase 3,144,000 shares of a new series of ImageMax preferred stock at $2.50 per share (for an aggregate purchase price of $7.9 million). Each share of preferred stock is convertible into one share of common stock and carries no dividend or liquidation preference. Pierce Leahy will also receive two warrants that may be exercised over the next four and five years, respectively, to purchase from ImageMax 1,719,000 shares and 1,861,000 additional shares of preferred stock at $4.00 and $5.00 per share, respectively.

     Pierce Leahy will have the right to elect a majority of the ImageMax Board of Directors, subject to certain conditions. In the event that ImageMax contemplates entering into any transaction involving a merger, consolidation, other business combination or similar transaction, or the sale, disposal or exchange of all or a substantial portion of the assets or capital stock of ImageMax, Pierce Leahy will have a right of first refusal to enter into substantially the same transaction; such right will last for so long as Pierce Leahy has the right to designate any of the ImageMax Board of Directors. Pierce Leahy will provide certain management and administrative services to ImageMax.

     The consummation of the strategic partnership is subject to due diligence, the negotiation of a definitive purchase agreement, regulatory approval, approval of the Board of Directors of both companies and consents of lenders of both companies and other customary conditions. Although the companies are seeking to complete their agreement by April 30, 1999, there can be no assurance as to when such agreement will be completed or whether such agreement will be completed at all. ImageMax has agreed to reimburse Pierce Leahy for its expenses in connection with the proposed transaction if a definitive agreement is not executed under certain circumstances.

     Statements in this Form 8-K which are not historical fact, such as the anticipation regarding the completion of the strategic partnership, are forward-looking statements that involve risk and uncertainty, including those set forth in "Business-Risk Factors" in ImageMax's 1997 Annual Report on Form 10-K and other ImageMax filings with the Securities and Exchange Commission, risks associated with the results of the continuing operations of ImageMax and the lack of assurance that the strategic partnership agreement will be successfully negotiated and executed.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                IMAGEMAX, INC.


Date: March 12, 1999            By:  /s/ Andrew Bacas
                                     ----------------------
                                         Andrew Bacas
                                         Chief Executive Officer



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